Exhibit 10.5

STANDSTILL AGREEMENT

This Standstill Agreement dated May 16, 2003, between Quixote Corporation, a Delaware corporation (the “Company”) and U. S. Traffic Corporation and Myers/Nuart Electrical Products, Inc. (together the “Stockholder”).

The Stockholder currently owns or controls directly or beneficially, an aggregate of 558,534 shares of the $0.01-2/3 par value Common Stock (such class of common stock being referred to herein as “Common Stock”) of the Company representing 6.78% of the outstanding shares of the Company.  For purposes of this Agreement, “Voting Securities” shall mean all classes of capital stock of the Company which are then entitled to vote generally in the election of directors.

NOW THEREFORE, in order to provide a constructive and mutually beneficial relationship between the Stockholder and the Company, the parties agree as follows:

1.                                       Term of Agreement.

Except as otherwise expressly provided herein, the respective covenants and agreements of the Stockholder and the Company contained in this Agreement will continue in full force and effect for a period of thirty months, commencing on the date hereof.

2.                                       Covenants of the Stockholder.

Prior to the termination of this Agreement and subject to the further provisions hereof:

(a)           None of the Stockholder, or any of its shareholders or any person controlled by the Stockholder or its shareholders (collectively, the “Related Parties”), will, directly or indirectly, acquire any Voting Securities (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally) if the effect of such acquisition would be to increase the aggregate voting power in the election of directors of all Voting Securities then owned by the Stockholder and the Related Parties to greater than nine and one-half percent (9½%) of such total combined voting power of all the Voting Securities then outstanding; provided that:

(i)            the Stockholder and the Related Parties may acquire Voting Securities without regard to the foregoing limitation if any of the following events shall occur:  (A) a tender or exchange offer is made by any person or 13D Group (as hereinafter defined) (other than an affiliate of, or any person acting in concert with, the Stockholder or the Related Parties) to acquire Voting Securities which, if added to the Voting Securities (if any) already owned by such person or 13D Group, would represent more than 15% of the total combined voting power of all Voting Securities then outstanding, (B) it is publicly disclosed or the Stockholder otherwise learns that Voting Securities representing more than 15% of the total combined voting power of all Voting Securities then outstanding have been acquired subsequent to May 1, 2003, or are proposed (in a public announcement or filing) to be acquired subsequent to such date by any person or 13D Group (other than an affiliate of, or any person acting in concert with, the Stockholder or the  Related Parties), or (C) any person or 13D Group (not including the Stockholder or the Related Parties or any affiliates thereof) shall beneficially own Voting Securities representing a percentage of the total combined voting power of all outstanding Voting Securities which exceeds the greater of (x) 15% or (y) the largest percentage of such total combined voting power represented by all Voting Securities owned at any time by the Stockholder or the Related Parties, and would be required (under rules and regulations in effect on the date hereof) to file a statement on Schedule 13D with the Securities and Exchange Commission reporting beneficial ownership of such Voting Securities.  As used herein, the term “13D Group” shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect and based on present legal interpretations thereof) to file a statement on Schedule 13D with the Securities and Exchange Commission as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all Voting Securities then outstanding; and

(ii)           none of the Stockholder or the Related Parties shall be obligated to dispose of any Voting Securities if the aggregate percentage ownership of the Stockholder and the Related Parties is increased as a result of a recapitalization of the Company or any other action taken by the Company or its affiliates other than the Stockholder or the Related Parties.

Within five (5) business days of any acquisition or disposition of any Voting Securities, Stockholder and Related Parties shall advise the Company of the number of Voting Securities acquired or disposed of.

(b)           None of the Stockholder or the Related Parties shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities.

(c)           None of the Stockholder or the Related Parties shall (i) initiate, propose, encourage or participate in any “solicitation” or “proxies” (as such terms are defined in SEC Regulation 14A), including action by written consent, (ii) become a “participant” in any “election contest” (as such terms are defined or used in SEC Rule 14a-11) with respect to the Company, nominate any person for election as a director, or seek to advise, encourage or influence any person with respect to the voting of any Voting Securities or soliciting proxies for the election of such person, or (iii) initiate, propose or otherwise solicit or participate in the solicitation of any stockholder for the approval of one or more stockholder proposals with respect to the Company (as described under SEC Rule 14a-8)

or encourage any other person to initiate any stockholder proposal relating to the Company, or (iv) otherwise seek to influence or control the management or policies of the Company.

(d)           None of the Stockholder or the Related Parties shall, directly or indirectly, solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of the Company with respect to any matter.

(e)           None of the Stockholder or the Related Parties shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Voting Securities, or otherwise become a “person” within the mean of Section 13(d)(3) of the Exchange Act (in each case other than solely as the Related Parties).

3.             Voting by the Stockholder.

(a)           The Stockholder shall vote the total number of Voting Securities or shares of any other class of capital stock of the Company entitled to vote generally on matters submitted to a vote of the Company’s stockholders that the Stockholder beneficially owns (whether now or hereafter acquired) and to which the Stockholder is entitled to vote in accordance with the provisions of this Section 3.

(b)           The Stockholder shall take such action as may be required so that all Voting Securities owned by the Stockholder or the Related Parties are voted for nominees to the Board of Directors of the Company and, unless the Company otherwise consents in writing, for all other matters to be voted on by the holders of Voting Securities.  The Stockholder and the Related Parties, as holders of Voting Securities, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all Voting Securities owned directly or beneficially by the Stockholder and the Related Parties may be counted for the purpose of determining the presence of a quorum at such meetings.

(c)           (i)            To effectuate the voting requirements set forth in this Section 3, the Stockholder agrees that it shall vote, and shall cause the Related Parties to vote, on all matters submitted to the vote of holders of Voting Securities using a special form of proxy to be furnished by the Company pursuant to which the Stockholder and the Related Parties shall give written instructions that Voting Securities held directly or beneficially by the Stockholder or the Related Parties shall be voted in accordance with the applicable provisions of this Section 3.  Stockholder and Related Parties shall provide the Company with evidence of their compliance with this Section 3.

(ii)           The Stockholder shall deliver to the Company, prior to any vote by the holders of Voting Securities, a report indicating the number of shares owned by the Stockholder and the Related Parties if the number of shares has changed from the amount reported in the most recent Schedule 13D or 13G filed by the Stockholder or filed on his behalf or on behalf of the Related Parties.

4.             Miscellaneous.

(a)           The Stockholder and the Related Parties, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

(b)           If any provision of this Agreement is in violation of any statute, rule, regulation, order or decree of any governmental authority, court or agency, or subject the Stockholder or the Related Parties to governmental regulation to which it is not now subject, which violation or regulation would have a material adverse impact on the Stockholder or the Related Parties taken as a whole, then the Stockholder or the Related Parties shall be relieved of its obligations under such provision to the minimum extent necessary to cure such violation or eliminate the applicability of such regulation; provided that this subparagraph shall not apply to any such violation or regulation resulting in part from activities of the Stockholder or the Related Parties other than its ownership of Voting Securities and the consummation of the transactions contemplated by this Agreement; and provided further that in the event the Stockholder or the Related Parties is relieved of his or its obligations under any provision of this Agreement pursuant to this subparagraph, the Company may terminate this Agreement as to that party, in its sole discretion.

(c)           As used herein, the term “affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act and the term “person” shall mean any individual, partnership, corporation, trust or other entity.

(d)           This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

(e)           Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(f)            For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

(g)           All notices, requests, payments, instructions, or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by facsimile or electronic mail, followed within 24 hours by confirmation by one of the foregoing methods (effective upon the first business day after receipt of the facsimile or electronic mail in complete, readable form).  Notices to each party shall be addressed as set forth below (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Paragraph 4(g)).

If to Company:

Quixote Corporation One East Wacker Drive Chicago, Illinois 60601 Facsimile No.: (312) 467-0197 Attention: Leslie J. Jezuit

With a copy to:

Holland & Knight LLC 131 S. Dearborn Street, 30th Floor Chicago, Illinois 60603 Facsimile No.: (312) 578-6666 Attention: Anne Hamblin Schiave

If to Stockholder:

U. S. Traffic Corporation and Myers Power Products, Inc. 2000 Highland Avenue Bethlehem, Pennsylvania 18020 Facsimile No.: (610) 868-8686 Attention: Walter Rogers

With a copy to:

Altheimer & Gray Suite 4000 10 S. Wacker Dr. Chicago, Illinois 60606 Facsimile No.: (312) 715-4987 Attention: David W. Schoenberg

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

(i)            This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

This Agreement has been executed and delivered in and shall be deemed to have been made in Chicago, Illinois.  Stockholder and Company each agrees to the exclusive jurisdiction of any state or Federal court within the City of Chicago, with respect to any claim or cause of action arising under or relating to this Agreement, and waive personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail, return receipt requested, directed to it at its address as set forth in Section 4(g), an service so made shall be deemed to be completed when received.  Company and Stockholder each waives any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder.  Nothing in this paragraph shall affect the right of Company or Stockholder to serve legal process in any other manner permitted by law.

(j)            From and after the termination of this Agreement, the covenants of the Parties set forth herein shall be of no further force or effect and the Parties shall be under no further obligation with respect thereto.

(k)           This Agreement shall become effective as of the date first written above.

[Signature page to follow]

IN WITNESS WHEREOF, the Stockholder and the Company have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

QUIXOTE CORPORATION

By:	/s/ Leslie J. Jezuit
Name:	Leslie J. Jezuit
Title:	President

U.S. TRAFFIC CORPORATION

By:	/s/ Gary J. Coury
Name:	Gary J. Coury
Title:	President

MYERS/NUART ELECTRICAL PRODUCTS, INC.

By:	/s/ Diana Grootonk
Name:	Diana Grootonk
Title:	President